                                                               EXHIBIT 10(nn)
                                      DEBENTURE

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

No.                                                        US $
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                          COMPUTERIZED THERMAL IMAGING, INC.

               12% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE
                             DEBENTURE DUE APRIL 30, 1998

     THIS DEBENTURE is one of a duly authorized issue of Debentures of Computerized Thermal Imaging, Inc., a corporation duly organized and existing under the laws of ________ (the "Company") designated as its 12% Series A Senior Subordinated Convertible Redeemable Debentures Due April 30, 1998, in an aggregate principal face amount not exceeding One Million, Eight Hundred Seventy-Five Thousand Dollars (U.S. $1,875,000) which Debentures are being purchased at 80% of the face amount of such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to _____________________ ______________________ the registered holder hereof and its successors and assigns (the "Holder"), the principal face sum of __________________________ Dollars (US $___________) on April 30, 1998 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 12% per annum due and payable quarterly commencing ________________, 1997 pursuant to paragraph 4(b) herein. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities Subscription Agreement dated as of __________________________ between the Company and ____________________
________________________ (the "Subscription Agreement"). The principal of, and interest (with the exception of the prepaid interest set forth in Section 4(b) herein) on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture no later than the tenth (10th) day prior to the Maturity Date by check or on the Maturity Date by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Ten Thousand Dollars (US $10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but not less than U.S. $10,000. No service charge will be made for such registration or transfer or exchange, except that transferee shall pay any tax or other governmental charges payable in connection therewith.

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     2.   The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, is also required to give the Company (i) written confirmation that it is not a U.S. Person and the Debenture is not being converted on behalf of a U.S. Person ("Notice of Conversion") or (ii) an opinion of U.S. counsel to the effect that the Debenture and shares of common stock issuable upon conversion or transfer thereof have been registered under the 1933 Act or are exempt from such registration. In the event a Notice of Conversion or opinion of counsel is not provided the Holder hereof will not be entitled to exercise the right to convert or transfer the Debentures.

     4. (a) The Holder of this Debenture is entitled, at its option, at any time commencing 45 days after closing of the Offering hereof to convert all or any amount over $10,000 of the principal face amount of this Debenture then outstanding into shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), at a conversion price for each share of Common Stock equal to the lower of (a) 90% of the average closing bid price of the Common Stock for the five (5) business days immediately preceding the date of receipt by the Company of notice of conversion ("Conversion Shares") or (b) 90% of the one closing bid price of the Common Stock day immediately preceding the date of subscription by the Holder as reported by the National Association of Securities Dealers Electronic Bulletin Board ("NASDAQ") (the "Conversion Price"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. If such approval is not received within 30 days then Company shall be required to redeem the Debenture pursuant to paragraph 4(c) herein. Such conversion shall be effectuated by surrendering the Debentures to be converted (with a copy, by facsimile or courier, to the Company) to the Company with the form of conversion notice attached hereto as Exhibit I, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The transferee or issues shall execute such investment representations or other documents as are respectively required by counsel in order to ascertain the available registration exemption. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the assignment and conversion notice duly executed, to the Company or, if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within five (5) business days thereafter. The transferee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption.

          (b)  Interest at the rate of 12% per annum shall be payable in
advance, monthly commencing ________   ___, 1997.  However, at Closing, the
Company shall prepay the first 3 months interest by issuing in Common Stock of the Company as follows: Based on the closing bid prices of the Common Stock for the last 5 consecutive trading days prior to Closing ("Market Price") the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 80% of the Market Price (the "Interest "Shares"). Common Stock issued pursuant hereto shall be issued pursuant to Regulation S in accordance with the terms of the Subscription Agreement. Thereafter, commencing 91 days after Closing the Company shall pay interest on a monthly basis in cash (or Common Stock, based on the above formula, at the Company's option).

          (c) At any time within 90 days the Company shall have the option to pay to the Holder 110% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares

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of Common Stock at a conversion price equal to 90% of the average of the closing bid price of the Common Stock for the 5 consecutive trading days prior to the date of such conversion or accept the cash repayment. Any shares issued pursuant to the options shall be issued pursuant to Regulation S or a Registration Statement.

     5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin currency, herein prescribed.

     6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

     8. If one or more of the following described "Events of Default" shall occur and continue for 30 days unless a different time frame is noted below:

          (a) The Company shall default in the payment of principal or interest on this Debenture; or

          (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

          (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture [and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure]; or

          (d) The Company shall (1) become insolvent; (2) admit in writing its liability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty
               (30) days after such appointment; or

          (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty
               (30) days thereafter; or

          (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or

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               against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such instruction of the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceedings; or

          (i) The Company shall have its Common Stock delisted from the over-the-counter market.

          (j) Subject to the provisions of Section 5(b) of the Offshore Securities Subscription Agreement and applicable federal and state securities laws, the Company shall not deliver the Common Stock pursuant to paragraph 4 herein without restrictive legend.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     9. (a) This Debenture represents a secured obligation of the Company pursuant to paragraph 9 herein. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          (b) Company shall contemporaneously with the issuance of this Debenture grant the Holder a lien against the Company's assets having a value of not less then US. $2,250,000 as detailed on Exhibit B hereto.

     10. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

     11. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     12. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     13. This Debenture shall be governed by and construed in accordance with the laws of New York. Holder hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York.

     14. As set for herein, the Company shall use all reasonable efforts to issue and deliver, within three business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any part receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of Shares of Common Stock to which the Holder shall be entitled. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages to the Holder for late

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issuance of Shares upon conversion in accordance with the following schedule
(where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from the date of receipt by the Company of a Notice of Conversion and the transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Debenture to be converted, all in accordance with the Debenture, Subscription Agreement and the requirements of the transfer agent):

                                             LIQUIDATED DAMAGES PER
          NO. BUSINESS DAYS LATE              $100,000 OF DEBENTURE

               1                                  $  500
               2                                  $1,000
               3                                  $1,500
               4                                  $2,000
               5                                  $2,500
               6                                  $3,000
               7                                  $3,500
               8                                  $4,000
               9                                  $4,500
               10                                 $5,000
               10                                 $5,000 + $1,000 each
                                                  Business Day Late beyond
                                                  10 days

     The Company shall pay the Holder any liquidated damages incurred under this Section by check upon the earlier to occur of (i) issuance of the Shares to the Holder or (ii) each monthly anniversary of the receipt of the Company of such Holder's Notice of Conversion. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver shares of Common Stock to the Subscriber in accordance with the terms of the Debenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:
      -------------------
                                   COMPUTERIZED THERMAL IMAGING, INC.


                                   By:
                                      ------------------------------
                                   Title:
                                         ---------------------------

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                                 EXHIBIT 1

                           NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Debenture)


     The undersigned hereby irrevocably elects to convert $___________ of the above Debenture No. _____ into Shares of Common Stock of Computerized Thermal Imaging, Inc. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date of Conversion*
                   ------------------------------------------------------

Applicable Conversion Price
                           ----------------------------------------------

Signature
         ----------------------------------------------------------------
                         [Print Name of Holder and Title of Signer]

Address:
        -----------------------------------------------------------------

        -----------------------------------------------------------------







---------------------------------
Medallion Signature Guaranty


*This original Debenture and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.

                                                                  PATH:
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           12% SERIES A SENIOR SUBORDINATED
          CONVERTABLE REDEEMABLE DEBENTURES



  SUBSCRIBER                                 FACE VALUE OF
                                               DEBENTURE

Reg. S Interncontinental
  Investments, Ltd.                           $93,750.00
Banco Cooperativo                             $87,500.00
Mardi International Corporation               $43,750.00
W.Y.Hirsch                                   $187,500.00
Lockwood Resources                           $187,500.00
Mr. A.M.H.C. Wehmeijer De Asfiliatie B.V.     $62,500.00

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